As filed with the Securities and Exchange Commission on December 31, 1997

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of Earliest Event Reported) December 17, 1997
                                                        -----------------


                                  CAPITAL TRUST
                                  -------------
             (Exact Name of Registrant as Specified in its Charter)


California                            1-8063                          94-6181186
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(State or Other                     (Commission                 (I.R.S. Employer
Jurisdiction of                    File Number)                   Identification
incorporation)                                                              No.)




605 Third Avenue, 26th Floor
New York, New York                                                       10016
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(Address of Principal Executive Offices)                              (Zip Code)


                                 (212) 655-0220
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              (Registrant's Telephone Number, Including Area Code)



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          (Former name or former address, if changed since last report)






670687.1

ITEM 2.           Acquisition or Disposition of Assets

         The Registrant originated two separate mortgage loans to unrelated parties, each in the amount of $6.0 million. These transactions are discussed below.

         St. Louis, Missouri Mortgage Origination Transaction
         ----------------------------------------------------

         On December 17, 1997, the Registrant originated and funded from existing cash a $6.0 million first mortgage acquisition loan (the "St. Louis Mortgage Loan") to PowerHouse Partnership, L.P. ("PHPLP"). Proceeds of the St. Louis Mortgage Loan were used primarily to pay off existing indebtedness encumbering the St. Louis Mortgaged Premises (as defined below). The St. Louis Mortgage Loan is secured by a first mortgage on an approximately 57,000 square foot, four-story office building and an approximately 43,000 square foot, ten-screen movie theater located in St. Louis, Missouri (the "St. Louis Mortgaged Premises"). The St. Louis Mortgage Loan is additionally secured by pledges of 100% of the partnership interests in PHPLP.

         The office component of the St. Louis Mortgaged Premises is currently 94% occupied, and the cinema component is 100% leased to a professional theater operator.

         The St. Louis Mortgage Loan has a term of one year and bears interest at a fixed rate. The St. Louis Mortgage Loan is non-amortizing, and features a conversion option which gives PHPLP the option of converting the St. Louis Mortgage Loan into a long-term, fixed-rate mortgage, subject to certain covenants.

         Boston, Massachusetts Mortgage Origination Transaction
         ------------------------------------------------------

         On December 18, 1997, the Registrant originated and funded in part from existing cash a $6.0 million subordinate participation in a $20.5 million first mortgage acquisition loan (the "Boston Mortgage Loan") to Boylston SV, LLC ("BSVLLC"). The Registrant funded $4.5 million of its participation at closing. Greenwich Capital Financial Products, Inc. is the senior participant with a $14.5 million senior participation in the loan.

         Proceeds from the funded portion of the Boston Mortgage Loan were used primarily to acquire the subject property and to pay off existing indebtedness; additional funds may be borrowed under the Boston Mortgage Loan for approved costs incurred in conjunction with leases executed in accordance with pre-determined guidelines. The Boston Mortgage Loan is secured by a first mortgage on 745 Boylston Street, Boston, Massachusetts, a retail/office building (the "Boston Mortgaged Premises"). The Boston Mortgage Loan is additionally secured by a pledge of membership interests in BSVLLC.

         The Boston Mortgaged Premises is an eight-story, approximately 107,000 square foot retail/office building in the Back Bay submarket of Boston, Massachusetts. The Boston Mortgaged Premises is currently 85% leased.

         The Boston Mortgage Loan has a term of two years and bears interest at a specified rate above LIBOR. The Boston Mortgage Loan is non-amortizing, and provides for a conversion option which gives BSVLLC the option of converting the Boston Mortgage Loan into a long-term, fixed-rate mortgage, subject to certain covenants.

670687.1

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  CAPITAL TRUST
                                   (Registrant)



Date: December 31, 1997           By:    /s/ Edward L. Shugrue III
                                     -------------------------------
                                  Name:    Edward L. Shugrue III
                                  Title:   Chief Financial Officer


670687.1